i2 Technologies, Inc. i2 Technologies, Inc. 4 Quarter and Full Year 2007 Financial Reviews February 7, 2008 th Exhibit 99.2

© 2008 i2 Technologies, Inc.
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Safe Harbor Language
•
During our commentary and during the question and answer session, we will make estimates and forward-looking statements that are the current beliefs and opinions of certain members of i2 management.  These statements are indicated by such terms as plans to, preliminary, goal, will, believe, targeting, expect, anticipate, intend and likely.  They may include statements regarding the objectives and timing of the Strategic Review
Committee’s actions and the company’s ability to enhance shareholder value.  They may also include statements regarding future revenues or expenses, earnings, operations and cash flows, as well as statements regarding demand for the company’s solutions and the company’s ability to achieve its targets, goals and initiatives.
•
We can give no assurance regarding the achievement of these forward-
looking statements, as they are only estimates, and the actual outcomes may be significantly different.  Additionally, we expect that some of these forward-looking statements will change in the normal course of our business, and the company expressly disclaims any current intention to update forward-looking statements that we may make on today’s call.
•
Please refer to the “Forward-Looking Statements” portion of the MD&A section and the “Risk Factors” section of our most recent 10-Q and 10-K filings with the SEC, which are available on our web site.

© 2008 i2 Technologies, Inc.
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Financial Highlights – 4   Quarter 2007
Bookings
Total bookings of $81.8M, including software solutions bookings of $21.9M
Total revenue of $63.3M
Net income and diluted EPS applicable to common stockholders
Net income Diluted EPS
GAAP $5.0M $0.19
Add: stock option expense 1.9M 0.07
Non-GAAP * $7.0M $0.26
Cash flow from operations of $8.4M
Total cash balance, including restricted cash, of $129.4M; greater than the face value of total debt ($86.3M), by $43.1M
Positive working capital of $63.6M
* Amounts may not add due to rounding
th

© 2008 i2 Technologies, Inc.
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4Q - 07 4Q - 06 FY 07 FY 06
Total revenue 63.3 $     79.6 $     260.3 $        279.7 $
Operating revenue (excluding contract revenue) 63.3 75.6 257.9 275.6
Total costs and expenses 54.5 65.1 235.2 250.3
Operating income 8.8 14.5 25.1 29.4
Non-operating expense, net (0.5) (0.5) (1.3) (1.4)
     Income before income taxes 8.3 14.0 23.9 28.0
Income taxes 2.5 (1.1) 6.1 3.8
Net income 5.8 15.1 17.7 24.2
Preferred stock dividend and accretion of discount 0.8 0.8 3.1 2.9
Net income applicable to common stockholders 5.0 $        14.3 $     14.7 $          21.3 $
Diluted EPS applicable to common stockholders 0.19 $     0.54 $     0.55 $          0.82 $
Summary Income Statement
($mils, except per share amounts;
Amounts are unaudited)
Amounts may not add due to rounding

© 2008 i2 Technologies, Inc.
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Summary Balance Sheet
($mils; Amounts are unaudited)
Dec. 31 Sept. 30 Dec. 31,
2007 2007 2006
Current Assets
Cash, equivalents & restricted 129.4 $ 121.0 $ 114.0 $
Accounts receivable, net 25.1 28.6 25.7
Other current assets 7.7 9.1 9.2
Total current assets 162.3 158.6 149.0
Total non-current assets 39.9 42.0 41.1
Total Assets 202.2 $ 200.6 $ 190.1 $
Current Liabilities
Accounts payable and accrued liabs. 19.4 $   27.2 $   33.5 $
Accrued compensation and related exp. 17.6 14.9 24.0
Deferred revenue 61.7 65.4 74.0
Total current liabilities 98.7 107.4 131.6
Long term debt, net 84.5 84.3 83.8
Taxes payable 4.5 4.5 0.0
Total Liabilities 187.7 196.2 215.4
Net Stockholders' Equity (Deficit) 14.5 4.4 (25.3)
Total Liabs. and Stockholders' Equity (Deficit) 202.2 $ 200.6 $ 190.1 $

© 2008 i2 Technologies, Inc.
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Summary Statement of Cash Flows
($mils; Amounts are unaudited)
Fourth Quarter Full Year
2007 2006 2007 2006
Net Income 5.8 $      15.1 $     17.7 $    24.2 $
Adjustments to reconcile net income to net
cash provided by operating activities
Adjustments to net income 5.2 2.8 19.9 21.1
Change in net deferred revenue (3.7) (16.0) (12.5) (25.8)
Net changes in assets & liabilities, excl. def. rev. 1.2 4.0 (8.6) (4.8)
Net cash provided by operating activities 8.4 6.0 16.4 14.8
Net cash (used in) investing activities (2.2) (0.2) (7.3) (2.1)
Net cash provided by (used in) financing activities 0.2 (21.7) 2.1 (16.7)
Effect of exchange rates on cash (0.1) 0.4 0.3 0.6
Net change in cash & equivalents 6.4 $      (15.5) $    11.6 $    (3.5) $
Cash & equivalents at beginning of period 114.6 $  125.0 $   109.4 $  112.9 $
Cash & equivalents at end of period 121.0 $  109.4 $   121.0 $  109.4 $